EXHIBIT 99.1

Fannie Mae Debt Outstanding

Debt Outstanding ($ in millions)	12/31/2002	12/31/2003	12/31/2004	3/31/2005
Discount Notes	$134,312	$137,528	$143,455	$125,884
Benchmark Bills	156,750	191,315	157,501	141,170
FX Disount Notes	—	1,540	7,630	7,780
Other Short Term	12,735	15,622	11,737	8,492

Total Short Term	$303,797	$346,005	$320,323	$283,326
Short term debt average maturity (in days)	76	100	61	68

Benchmark Notes & Bonds	$287,418	$282,602	$267,091	$263,381
Callable Benchmark Notes	33,750	44,250	31,250	28,500
Subordinated Benchmark Notes	8,500	12,500	12,500	12,500
Final Maturity Amortizing Notes	—	—	750	2,084
Other Callable & Noncallable Notes & Bonds	211,063	270,800	312,724	311,136

Total Long Term	$540,731	$610,152	$624,315	$617,601
Long term debt average maturity (in months)	58	54	47	47

Total Debt Outstanding	$844,528	$956,157	$944,638	$900,927
Total debt average maturity (in months)	40	36	32	33

Notes: Other Short Term includes coupon bearing short term notes, dollar rolls, o/n fed funds, Benchmark repos, investment agreements, and LIP security lending. Other Callable & Noncallable Notes & Bonds includes all long-term nonBenchmark Securities such as debentures, global, zero-coupon securities, medium-term notes, and other long term securities.

Amounts reflect redemption value, which excludes the effect of currency adjustments, debt basis adjustments, and amortization of discounts, premiums, issuance costs, and hedging results.